UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2008

Swank, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On November 20, 2008, Swank, Inc. (“we” or the “Company”) entered into a Seventh Amendment dated as of November 20, 2008 (the “Seventh Amendment”), to the Loan and Security Agreement dated as of June 30, 2004 by and between the Company and Wells Fargo Foothill, Inc. (the “Lender”). The Loan and Security Agreement, among other things, contains minimum monthly earnings before interest, taxes, depreciation, and amortization requirements (the “EBITDA Covenant”), and contemplates that that the Lender and we will enter into an annual amendment to the Loan Agreement to set forth minimum monthly earnings before interest, taxes, depreciation, and amortization levels to be contained in the EBITDA Covenant for each calendar year, or a pre-set level will be used. The Seventh Amendment sets forth the applicable levels for the EBITDA Covenant for the remainder of fiscal 2008 and a new pre-set level for fiscal 2009. In addition, the Seventh Amendment adds a covenant requiring that we maintain at all times an excess borrowing capacity (as defined in the Seventh Amendment) of at least $2,000,000.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the text of the Seventh Amendment, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not Applicable.
(b)	Pro Forma Financial Information. Not Applicable.
(c)	Shell Company Transactions. Not Applicable.
(d)	Exhibits.
Exhibit No.	Description
10.01	Seventh Amendment to Loan and Security Agreement dated November 20, 2008 between the Company and the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008
SWANK, INC.
By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.01	Seventh Amendment to Loan and Security Agreement dated November 20, 2008 between the Company and the Lender.